As filed with the Securities and Exchange Commission on November 29, 2002
Reg. No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------
                         CALYPTE BIOMEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                        06-1226727
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        identification No.)

                              1265 Harbor Parkway,
                            Alameda, California 94502
                                 (510) 749-5100
                    (Address of principal executive offices)
                ------------------------------------------------

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)

                        --------------------------------

                                  Nancy E. Katz
                       President, Chief Executive Officer,
                                  and Director
                              1265 Harbor Parkway,
                            Alameda, California 94502
                     (Name and address of agent for service)
                                 (510) 749-5100
          (Telephone number, including area code of agent for service)

                                    Copy to:
                             Naccarato & Associates
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
                                 (949) 851-9261

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum         Proposed maximum
                            Amount to be             offering price           Aggregate offering        Amount of
Title of securities         Registered               per share (1)            Price                     Registration fee
to be registered
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

Common Stock                30,550,000                        .05                    $1,527,500              $140.53
($.001 par value)
--------------------------- ------------------------ ------------------------ ------------------------- ------------------------

(1) Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993, based upon the issuance of 28,500,000 shares issuable upon exercise of warrants for consultants at $.05 per share and 2,050,000 shares to be issued to consultants.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents filed by Calypte Biomedical Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) the Company's annual report on Form 10-K/A (No.1) for the fiscal year ended December 31, 2001 filed pursuant to Section 13 of the Exchange Act, file number 000-20985;

     (b) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

     (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 10, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     (d) any document filed by the Company with the Commission pursuant to Sections 13(a), 13( c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which Indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Counsel acts as a legal consultant for the Company from time to time.

Item 6. Indemnification of Directors and Officers

     Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Calypte's Certificate of Incorporation contains a provision that eliminates directors' personal liability as set forth above.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business associated against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Article VII of the Company's Amended and Restated Certificate of Incorporation provides for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Article VI of the Company's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the full extent permitted by Delaware law.

     The Company has entered into Indemnification Agreements with its executive officers and directors. The Indemnification Agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.



Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

           (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on November 26, 2002.

                                  Calypte Biomedical Corporation



                                  By   /s/ Nancy Katz
                                  ----------------------------------------------
                                  Nancy Katz, President and Chief Executive
                                  Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony Cataldo and Nancy Katz, as his or her attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                   Date
---------------------       ---------------------------       -----------------

/s/ Nancy E. Katz            President, Chief Executive        November 26, 2002
---------------------
Nancy E. Katz                Officer & Director

/s/ Anthony Cataldo          Executive Chairman of the         November 26, 2002
---------------------
Anthony Cataldo              Board of Directors

/s/ Richard D. Brounstein    Executive Vice President, Chief   November 26, 2002
-------------------------
Richard D. Brounstein        Financial Officer and Director

/s/ Paul Freiman             Director                          November 26, 2002
---------------------
Paul Freiman

/s/ Julius R. Krevans, M.D.  Director                          November 26, 2002
---------------------------
Julius R. Krevans, M.D.

/s/ Mark Novitch, M.D.       Director                          November 26, 2002
---------------------------
Mark Novitch, M.D.

/s/ Zafar Randawa, Ph.D.     Director                          November 26, 2002
------------------------
Zafar Randawa, Ph.D.

/s/ John J. DiPietro         Director                          November 26, 2002
--------------------
John J. DiPietro

                                INDEX TO EXHIBITS



Exhibit                                                           Sequentially
NO.                    Description                               Numbered Pages
---                    -----------                               --------------

4.1       Advisory and Consulting Agreement                              9
4.1(a)    Consulting Agreement - Anshuman Dube                          10
4.1(b)    Consulting Agreement - George Furla                           13
4.1(c)    Consulting Agreement - Howard Schraub                         16
4.1(d)    Consulting Agreement - Kurt Benjamin                          19
4.1(e)    Consulting Agreement - Owen Naccarato                         22
4.1(f)    Consulting Agreement - Mark Baum                              25
4.1(g)    Consulting Agreement - Michael Rudolph                        28
4.1(h)    Consulting Agreement - Blake Ransom                           31
4.1(i)    Consulting Agreement - Jason Arasheben                        34
4.1(j)    Consulting Agreement - Charles Van Musscher                   37
4.1(k)    Consulting Agreement - Sadegh Panahi                          42
4.2       Form of Warrant                                               45
5.1       Opinion of Naccarato & Associates                             54
23.1      Consent of KPMG LLP, Independent Auditors                     55
23.2           Consent of Naccarato & Associates
                     (filed as part of Exhibit 5.1)
24.1       Power of Attorney                                             6

Exhibit 4.1          Advisory and Consulting Agreement


                                          Number of Shares and Options
                                          ----------------------------

           4.1(a)                                    8,000,000

           4.1(b)                                    4,000,000

           4.1(c)                                    3,000,000

           4.1(d)                                    2,000,000

           4.1(e)                                    1,600,000

           4.1(f)                                    1,000,000

           4.1(g)                                    3,000,000

           4.1(h)                                    4,150,000

           4.1(i)                                      300,000

           4.1(j)                                      500,000

           4.1(k)                                    3,000,000
                                                    -----------

Total                                               30,550,000
                                                    ==========

                                                                Exhibit 4.1(a)



                              CONSULTING AGREEMENT

           AGREEMENT, effective as of the 1st day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Anshuman Dube, 555 South Flower Street Suite 4500, Los Angeles, CA 90071 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas;
     a. Arranging distribution relationships in India, Indonesia, South Korea and other Asian Countries as needed;
     b.   Assisting the Company in restructuring its capital structure;
     c.   Assisting the Company in its general business strategy;
     d. Assist the Company in its efforts to complete trials with the World Health Organization.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on November 20, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase eight million, (8,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 20, 2003.

5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. E.g. January 30, 2003 for the period ended December 31, 2002.

6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the compensation, as outlined in
     Section 4, shall be earned in full by the Consultant upon execution of this agreement.

9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                                        Company:
Anshuman Dube                            Calypte Biomedical Corporation


/s/ Anshuman Dube                           /s/ Tony Cataldo
______________________                   By_____________________
                                           Tony Cataldo
                                           Executive Chairman

                                                                Exhibit 4.1(b)

                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and George Furla, 2317 Mount Olympus Drive, Los Angeles, CA 90046 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
     (a)  Research various venues for product advertisement.
     (b)  Assist in the Company's marketing strategies.
     (c)  Research strategic partners.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase four million, (4,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 20, 2003.

5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end, e.g. January 30, 2002 for the period ended December 31, 2002. Additionally, Consultant will provide a final written report within 30 days of the conclusion of this contract.

6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the compensation, as outlined in
     Section 4, shall be earned in full by the Consultant upon execution of this agreement.

9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                                        Company:
George Furla                             Calypte Biomedical Corporation


/s/ George Furla                             /s/ Tony Cataldo
______________________                   By:______________________
                                             Tony Cataldo
                                             Executive Chairman

                                                                 Exhibit 4.1(c)

                              CONSULTING AGREEMENT

           AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Howard Schraub, 8638 Rueffe Monte Carlo, La Jolla CA 92037 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
     (a)  Research venues for foreign sales for the Company's products.
     (b)  Assist in the foreign marketing of the Company's products.
     (c)  Assist in locating foreign strategic partners.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase three million, (3,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 20, 2003.

5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract.

6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the compensation, as outlined in
     Section 4, shall be earned in full by the Consultant upon execution of this agreement.

9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                                        Company:
Howard Schraub                           Calypte Biomedical Corporation


/s/ Howard Schraub                           /s/ Tony Cataldo
______________________                   By:______________________
                                             Tony Cataldo
                                             Executive Chairman

                                                                 Exhibit 4.1(d)


                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 1st day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Kurt Benjamin, 555 South Flower Street Suite 4500, Los Angeles, CA 90071 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
     (a) Arranging distribution relationships with various public health companies;
     (b) Arranging distribution and operating relationships with the State of California;
     (c) Arranging synergistic relationships with the public service groups including the Children's United Nation, Magic Johnson Foundation, Elizabeth Taylor, etc.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 20, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive one million (1,000,000) shares of the common stock of the Company, and a warrant to purchase one million (1,000,000) shares of common stock at an exercise price of $0.05 per share, the warrant expire November 20, 2003.

5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. E.g. January 30, 2003 for the period ended December 31, 2002.

6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

     6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in
     Section 4, shall be earned in full by the Consultant upon the execution of this agreement.

9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                              Company:
Kurt Benjamin                            Calypte Biomedical Corporation


/s/ Kurt Benjamin
______________________                   By: /s/ Tony Cataldo
                                            ____________________
                                             Tony Cataldo
                                             Executive Chairman

                                                                 Exhibit 4.1(e)

                              CONSULTING AGREEMENT

AGREEMENT, effective as of the 1st day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Owen Naccarato, 19600 Fairchild, Suite 260, Irvine, CA 92612 ("Consultant").

                     WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     WHEREAS, it is acknowledged that the previous agreement was mutually terminated on August 24, 2002,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1. APPOINTMENT.

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2. TERM.

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on March 1, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3. SERVICES.

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract.; and

     (b) Advise the Company relative to its legal needs relating specifically to its corporate transactional needs.

     4. DUTIES OF THE COMPANY.

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5. COMPENSATION.

     The Company will immediately grant Consultant 100,000 shares of the Company's Common Stock plus a warrant to purchase one million five hundred thousand (1,500,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 1, 2003. Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

     6. REPRESENTATIONS AND INDEMNIFICATION.

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     The Consultant acknowledges that he is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.


     7. MISCELLANEOUS.

     Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason, which shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Alameda County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Calypte Biomedical Corporation                      Consultant



/s/ Tony Cataldo                                    /s/ Owen Naccarato
__________________                                  _____________________
Tony Cataldo                                        Owen Naccarato
Executive Chairman

                                                                 Exhibit 4.1(f)

                              CONSULTING AGREEMENT

AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Mark Baum, Post Office Box 1688, Solana Beach, CA 92075 ("Consultant").

                     WITNESSETH

     WHEREAS, the Company requires and will continue to require consulting services relating management, strategic planning and marketing in connection with its business; and

     WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

     WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1. APPOINTMENT.

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2. TERM.

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

     3. SERVICES.

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract; and

     (b) Advise the Company relative to its legal needs relating specifically to certain of its corporate transactional needs.

     4. DUTIES OF THE COMPANY.

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5. COMPENSATION.

     The Company will immediately grant Consultant a warrant to purchase one million (1,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 1, 2003. Consultant in providing the foregoing services shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

     6. REPRESENTATIONS AND INDEMNIFICATION.

     The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

     The Consultant acknowledges that he is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

     7. MISCELLANEOUS.

     Termination: This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in Section 5, shall be earned in full by the Consultant upon the execution of this agreement.

     Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

     Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     Assignment: The Options under this Agreement are assignable at the discretion of the Consultant.

     Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Alameda County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Calypte Biomedical Corporation                      Consultant



/s/ Tony Cataldo                                    /s/ Mark Baum
___________________                                 _________________
Tony Cataldo                                        Mark Baum
Executive Chairman

                                                                Exhibit 4.1(g)

                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Michael Rudolph, 1325 Howard Ave., Suite 422, Burlingame, CA 94010 ("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
     (a) Assist in the budget review process.
     (b) Assist in the settlement issues with creditors.
     (c) Financial strategic planning.

2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003.

3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase three million, (3,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 1, 2003.

5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract.

6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

7. The Consultant acknowledges that he is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

8. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

9. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in
Section 5, shall be earned in full by the Consultant upon the execution of this agreement.

10. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

11. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

12. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

13. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

14. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

15. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

16. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

17. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                              Company:
Michael Rudolph                          Calypte Biomedical Corporation


/s/ Michael Rudolph                          /s/ Tony Cataldo
______________________                   By: ______________________
                                             Tony Cataldo
                                             Executive Chairman

                                                                 Exhibit 4.1(h)


                              CONSULTING AGREEMENT


     AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Blake Ransom, 7820 NW 163rd St., Miami Lakes, FL 33016("Consultant").

     WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

     NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

          1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
               (d) Arranging synergistic marketing relationship introductions such as for public service announcements.

          2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on April 20, 2003.

          3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

          4. The Company will immediately grant Consultant 150,000 shares of the Company's Common Stock plus a warrant to purchase four million (4,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on February 20, 2003.

          5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. E.g. January 30, 2003 for the period ended December 31, 2002 and then within 30 days of the conclusion of the agreement.

          6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

               6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

          7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

          8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in Section 4, shall be earned in full by the Consultant upon the execution of this agreement.

          9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

          10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

          11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

          12. For purposes of this Agreement, Intellectual Property will mean
          (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

          13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

          14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

          15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

          16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.


Consultant:                             Company:
Blake Ransom                            Calypte Biomedical Corporation


/s/ Blake Ransom                        Signed by: /s/ Tony Cataldo
________________                                  _____________________
                                                  Tony Cataldo
                                                  Executive Chairman

                                                                Exhibit 4.1(i)


                              CONSULTING AGREEMENT


           AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Jason Arasheben, 9454 Wilshire Blvd., Suite 320, Beverly Hills, CA 90212 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

               1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
                    (e) Evaluating distribution relationship synergies - looking to apply the blueprint used in Jason's high volume, small business relationships to Calypte's US businesses beyond the life insurance companies.

               2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003.

               3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

               4. The Company will immediately grant Consultant 300,000 shares of the Company's Common Stock.

               5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this contract.

               6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

                    6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

               7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

               8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in Section 4, shall be earned in full by the Consultant upon the execution of this agreement.

               9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

               10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

               11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

               12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

               13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

               14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

               15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

               16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.


Consultant:                              Company:
Jason Arasheben                          Calypte Biomedical Corporation


/s/ Jason Arasheben                      Signed by:  /s/ Tony Cataldo
___________________                                 ______________________
                                                         Tony Cataldo
                                                         Executive Chairman

                                                                Exhibit 4.1 (j)

                              CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made and entered into this 15th day of October, 2002

BETWEEN:

           CHARLES VAN MUSSCHER, a businessman residing in Gruenwald, Germany

                  (hereinafter referred to as the "Consultant")

                                OF THE FIRST PART

AND

CALYPTE BIOMEDICAL CORPORATION, a company incorporated pursuant to the laws of the State of California.

                    (hereinafter referred to as the "Client")

                               OF THE SECOND PART


WHEREAS the Consultant and Client are desirous that the Consultant provide certain services to the Client as set out herein.

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                             I. CONSULTING SERVICES

           The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall:

(a) Develop a marketing plan for the expansion of the Clients business to Europe;
(b) Introduce the business of the Client to Consultants contacts throughout Europe;
(c) Introduce Client to Consultant's German contacts for the purpose concluding a joint-venture relationship, licensee or distributor for carrying on business in Germany and assist in such negotiations;
(d) Identify companies and/or product lines that Client might acquire that would be complimentary to the Client's business and assist in such acquisitions.

                     II. TIME, MANNER AND PLACE PERFORMANCE

           The Consultant provides services similar to those provided for herein to other clients that may include publicly traded companies. The Client agrees that the Consultant does not and shall not be required to devote its full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

                     III. TERM OF THE AGREEMENT

           The Term of this Agreement shall be twelve (12) months, commencing on the date of this Agreement set forth above ending twelve months of such date (the "Term"), subject however, to prior termination as provided in Section XI of this Agreement.

                                IV. COMPENSATION

           In consideration of the Consulting Services to be provided to the Client by the Consultant, Client hereby agrees to compensate Consultant as follows:

     a. Client shall issue 500,000 shares the common stock of the Client on or before October 21st, 2002 to the Consultant. The Shares have an aggregate value of US $65,000 dollars based upon a price of $.13 per share (the "Shares"). The Shares shall be issued shall require a registration.


     b. The shares issued pursuant to this subparagraph shall be issued free and clear of any liens and encumbrances. The Shares shall be deemed fully earned upon receipt by Consultant provided that the Consultant performs the services represented pursuant to this Agreement. The shares issued pursuant to this subparagraph shall be issued free and clear of any liens and encumbrances.


                          V. DISCLOSURE OF INFORMATION

           The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.


                           VI. NATURE OF RELATIONSHIP

           Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and except, as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.

                            VII. CONFLICT OF INTEREST

           This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify the Client of such conflict. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities, which would be in conflict with client.




                    IX. INDEMNIFICATION FOR SECURITIES LAWS VIOLATIONS AND LIMITATION OF LIABILITY

a. The Client agrees to indemnify and hold harmless the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, because of actions of the Client or its agent(s), Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

b. The Consultant agrees to indemnify and hold the Client and each officer, director and controlling person of the Client against any loses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonability incurred in investigating or defending any action or claim in respect thereof) to which the Client of such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended or German legislation and regulations, solely because of actions of the Consultant or his agent (s).


X.    TERMINATION

           Notwithstanding Section III of this Agreement, this Agreement may be terminated:

     a. By the Client for any reason upon 30 days prior written notice to Consultant.


     b. By Consultant upon 30 days prior written notice to the Client in the event;

               (i) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency,

               (ii) Client distributes to the public information containing material misrepresentations or omissions, or

               (iii) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

                                  XI. NOTICES

           Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

               a.   If to Consultant:
                    Robert-Koch-Strasse 16
                    82031 Gruenwald, Germany
                    Fax: ++49 89 64 91 58 05

               b.   If to Client:
                    1265 Harbor Bay Parkway
                    Alameda, CA 94502
                    Fax: 510 526-5381

                              XII. APPLICABLE LAW

           This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of Florida.



                               XIII. ARBITRATION

           Any dispute, difference or question which may arise at any time hereinafter between the Shareholders touching on the true construction of this Agreement and the respective rights and obligations of each party hereto to the other shall be referred to and settled by binding arbitration under the American Arbitration Association. No arbitration shall be commenced until the aggrieved party shall send to the other party a written notice describing the problem and stating a proposed solution ("Settlement Notice"). For Thirty (30) days after the sending of the Settlement Notice, the parties shall try to settle the dispute in good faith. During this Thirty (30) day settlement period, each party shall send to the other an additional written notice with further proposal for resolving the dispute and responding in detail to the last proposal of the other party. The contents of the Settlement Notice and of all discussions and writings during the Thirty (30) day settlement period shall be without prejudice and shall be privileged as settlement discussion and may not be used in any legal proceedings or arbitration. The place of arbitration shall be in the State of Florida. Judgement on the Arbitral award may be entered in any court in the State of Florida or in any court having jurisdiction. The parties hereby waive all defences as to personal jurisdiction, venue and sovereign immunity from attachment, exception and jurisdiction in any proceeding to confirm or enforce the award. The laws of the State of Florida shall govern all issues during the arbitration. The decision of the Arbitrator shall be final and finding on the parties.

                               XIV. SEVERABILITY

           The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provisions were not contained herein.

                              XV. ENTIRE AGREEMENT

           This entire Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

                               XVI. COUNTERPARTS

           This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute to one and the same document.

           IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.






                     /s/ Charles Van Musscher
                     _______________________________________
                     CHARLES VAN MUSSCHER, Consultant


                     CALYPTE BIOMEDICAL CORPORATION



                     By:  /s/  Anthony Cataldo
                         _______________________________
                     ANTHONY CATALDO
           Its:      Chairman

                                                                 Exhibit 4.1(k)

                              CONSULTING AGREEMENT

           AGREEMENT, effective as of the 20th day of November, 2002, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), of 1265 Harbor Parkway, Alameda, CA 94502, and Sadegh Panahi, P.O. Box 22, Larkspur, CA 94977 ("Consultant").

           WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

           NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

     1. Consultant shall serve as a consultant to assist the Company in general corporate activities including but not limited to the following areas:
          (a) Arranging synergistic marketing relationship introductions such as for public service announcements.

     2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of Mr. Cataldo. The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on February 20, 2003.

     3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen (15) business days of the receipt of a request with appropriate documentation.

     4. In consideration for the services to be performed by Consultant, the Consultant will receive a warrant to purchase three million (3,000,000) shares of the common stock of the Company at an exercise price of $0.05 per share. The warrant expires on November 20, 2003.

     5. The consultant will provide to Calypte's Executive Chairman a written report of services rendered and results thereof within 30 days of the conclusion of this agreement.

     6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

          6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

     7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

     8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the consideration, as outlined in Section 4, shall be earned in full by the Consultant upon the execution of this agreement.

     9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

     10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

     11. This agreement will be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

     12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.

     13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, and information on Company's employees, agent, or divisions. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

     14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

     15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

     16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

Consultant:                                    Company:
Sadegh Panahi                                  Calypte Biomedical Corporation


/s/ Sadegh Panahi                              Signed by  /s/ Anthony Cataldo
_________________                                         ______________________
                                                              Anthony Cataldo
                                                              Executive Chairman

                                                                    Exhibit 4.2



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 ACT"), OR ANY STATE SECURITIES LAWS AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

                         CALYPTE BIOMEDICAL CORPORATION

                          Common Stock Purchase Warrant
                                       to
                         Purchase ______________ Shares
                                       of
                                  Common Stock

                This Common Stock Purchase Warrant is issued to:

                                     [Name]
                                    [Address]
                                [City, State Zip]

by CALYPTE BIOMEDICAL CORPORATION, a Delaware corporation (hereinafter called the "Company", which term shall include its successors and assigns).

           FOR VALUE RECEIVED and subject to the terms and conditions hereinafter set out, the registered holder of this Warrant as set forth on the books and records of the Company (the "Holder") is entitled upon surrender of this Warrant to purchase from the Company _____________ fully paid and non-assessable shares of Common Stock, $.001 par value per share (the "Common Stock"), at the Exercise Price (as defined below) per share.

           This Warrant shall expire at the close of business on _____________, 2003.

     1. (a) The right to purchase shares of Common Stock represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company at 1265 Harbor Parkway, Alameda, California 94502 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment to the Company, by cash or by certified check or bank draft, of the Exercise Price for such shares. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares of Common Stock as aforesaid. Certificates for the shares of Common Stock so purchased (together with a cash adjustment in lieu of any fraction of a share) shall be delivered to the Holder within a reasonable time, not exceeding five
(5) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, in all other respects identical with this Warrant, shall also be issued and delivered to the Holder within such time, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

           (b) This Warrant may be exercised to acquire, from and after the date hereof, the number of shares of Common Stock set forth on the first page hereof (subject to adjustments described in this Warrant); provided, however, the right hereunder to purchase such shares of Common Stock shall expire at 5:00 p.m. Alameda, California time on _____________, 2003.

     2. This Warrant is being issued by the Company pursuant to the terms of the Consulting Agreement dated ______________, 2002.

     3. The Company covenants and agrees that all Common Stock upon issuance against payment in full of the Exercise Price by the Holder pursuant to this Warrant will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (except to the extent resulting from the Holder's own circumstances, actions or omissions). The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will have at all times authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, and will procure at its sole expense upon each such reservation of shares the listing thereof (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed or inter-dealer trading systems on which the Common Stock is then traded. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock may be listed or inter-dealer trading system on which the Common Stock is then traded. The Company will not take any action which would result in any adjustment in the number of shares of Common Stock purchasable hereunder if the total number of shares of Common Stock issuable pursuant to the terms of this Warrant after such action upon full exercise of this Warrant and, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and other rights to purchase shares of Common Stock then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Restated and Amended Articles of Incorporation, as then amended.

     4. The Initial Exercise Price is $.05 per share of Common Stock ("Initial Exercise Price"). The Initial Exercise Price shall be adjusted as provided for below in this Section 4 (the Initial Exercise Price, and the Initial Exercise Price, as thereafter then adjusted, shall be referred to as the "Exercise Price") and the Exercise Price from time to time shall be further adjusted as provided for below in this Section 4. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by (i) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment, and (ii) dividing the product thereof by the Exercise Price resulting from such adjustment. The Exercise Price shall be adjusted as follows:

     (i) In the case of any amendment to the Company's Articles of Incorporation to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect to the Common Stock or division of the Common Stock, this Warrant shall be adjusted so as to provide that upon exercise thereof, the Holder shall receive, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the Holder issuable upon such exercise had the exercise occurred immediately prior to such designation, change or division. This Warrant shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Subsection 4(i) shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

     (ii) If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (iii) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or other entity, or the sale of all or substantially all of the Company's assets to another corporation or other entity shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities, other evidence of equity ownership or assets with respect to or in exchange for shares of Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale (except as otherwise provided below in this Section 4), lawful and adequate provisions shall be made whereby the Holder shall thereafter have the right to receive upon the exercise hereof upon the basis and upon the terms and conditions specified herein, such shares of stock, securities, other evidence of equity ownership or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant under this Section 4 had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares of Common Stock receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, other evidence of equity ownership or assets thereafter deliverable upon the exercise hereof (including an immediate adjustment, by reason of such consolidation or merger, of the Exercise Price to the value for the Common Stock reflected by the terms of such consolidation or merger if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation or merger). Subject to the terms of this Warrant, in the event of a merger or consolidation of the Company with or into another corporation or other entity as a result of which the number of shares of common stock of the surviving corporation or other entity issuable to holders of Common Stock, is greater or lesser than the number of shares of Common Stock outstanding immediately prior to such merger or consolidation, then the Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock. The Company shall not effect any such consolidation, merger or sale, unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities, other evidence of equity ownership or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive or otherwise acquire. If a purchase, tender or exchange offer is made to and accepted by the holders of more than fifty (50%) percent of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant the amount of stock, securities, other evidence of equity ownership or assets then issuable with respect to the number of shares of Common Stock in accordance with such offer.

     (iv) In case the Company shall, at any time prior to exercise of this Warrant, consolidate or merge with any other corporation or other entity (where the Company is not the surviving entity) or transfer all or substantially all of its assets to any other corporation or other entity, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant upon the exercise of this Warrant after the effective date of such transaction shall be entitled to receive the kind and amount of shares, evidences of indebtedness and/or other securities or property receivable on such transaction by a holder of the number of shares of Common Stock as to which this Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interest of the Holder of this Warrant to the end that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness or other securities or assets thereafter deliverable upon exercise of this Warrant. Upon the occurrence of any event described in this Section 4(iv), the holder of this Warrant shall have the right to (i) exercise this Warrant immediately prior to such event at an Exercise Price equal to lesser of (1) the then Exercise Price or (2) the price per share of Common Stock paid in such event, or (ii) retain ownership of this Warrant, in which event, appropriate provisions shall be made so that the Warrant shall be exercisable at the Holder's option into shares of stock, securities or other equity ownership of the surviving or acquiring entity.

     Whenever the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall issue a certificate signed by its President or Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and the Exercise Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant. The Company shall make such certificate and mail it to the Holder promptly after each adjustment.

     No fractional shares of Common Stock shall be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Company shall make a cash payment therefore equal in amount to the product of the applicable fraction multiplied by the Exercise Price then in effect.

     5. In the event the Company grants rights (other than rights granted pursuant to a shareholder rights or poison pill plan) to all shareholders to purchase Common Stock, the Holder shall have the same rights as if this Warrant had been exercised immediately prior to such grant.

     6. The shares of Common Stock issuable upon the exercise of this Warrant shall be registered by the Company pursuant to a Form S-8 to be filed with the Securities and Exchange Commission on or prior to December 2, 2002.

     7. This Warrant need not be changed because of any change in the Exercise Price or in the number of shares of Common Stock purchased hereunder.

     8. The terms defined in this paragraph, whenever used in this Warrant, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. The term "Common Stock" shall mean and include the Company's Common Stock, $.001 par value per share, authorized on the date of the original issue of this Warrant and shall also include in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in Section 4 hereof, the stock, securities or assets provided for in such paragraph. The term "Company" shall also include any successor corporation to Calypte Biomedical Corporation by merger, consolidation or otherwise. The term "outstanding" when used with reference to Common Stock shall mean at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company. The term "1933 Act" shall mean the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission, or any other Federal agency then administering the 1933 Act, thereunder, all as the same shall be in effect at the time.

     9. This Warrant is exchangeable, upon the surrender hereby by the Holder at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any such new Warrants and, in the case of any such loss, theft, or destruction, upon delivery of a bond of indemnity, reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant or such new Warrants, the Company will issue to the Holder a new Warrant of like tenor, in lieu of this Warrant or such new Warrants, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

     10. The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. This Warrant shall not entitle the Holder to any voting rights or any rights as a shareholder of the Company. The rights and obligations of the Company, of the Holder, and of any holder of shares of Common Stock issuable hereunder, shall survive the exercise of this Warrant.

     11. This Warrant sets forth the entire agreement of the Company and the Holder of the Common Stock issuable upon the exercise of this Warrant with respect to the rights of the Holder and the Common Stock issuable upon the exercise of this Warrant, notwithstanding the knowledge of such Holder of any other agreement or the provisions of any agreement, whether or not known to the Holder, and the Company represents that there are no agreements inconsistent with the terms hereof or which purport in any way to bind the Holder of this Warrant or the Common Stock.

     12. The validity, interpretation and performance of this Warrant and each of its terms and provisions shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal and dated as of November __, 2002.

CALYPTE BIOMEDICAL CORPORATION


                                               By:
                                                  ______________________
                                                  Name: Anthony Cataldo
                                                  Title: Executive Chairman

                          FORM OF ELECTION TO PURCHASE



(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the Warrant to which this form applies, issued by Calypte Biomedical Corporation ("Calypte"))

To Calypte Biomedical Corporation:

           The undersigned hereby irrevocably elects to purchase _____________ shares of common stock, $0.001 par value per share, of Calypte (the "Common Stock") and, if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, encloses herewith $________ in cash, certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

           The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

                                          PLEASE INSERT SOCIAL SECURITY OR
                                          TAX IDENTIFICATION NUMBER

                                          ______________________________________


________________________________________________________________________________
                         (Please print name and address)




Dated:               ,                    Name of Holder:
      ______________  _____


                                          (Print)
                                                 _______________________________
                                          (By:)
                                          (Name:)
                                          (Title:)
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant)

                               FORM OF ASSIGNMENT



[To be completed and signed only upon transfer of Warrant]

           FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Calypte Biomedical Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Calypte Biomedical Corporation with full power of substitution in the premises.

Dated:

---------------, ----


                                          --------------------------------------
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrant)


                                          --------------------------------------
                                          Address of Transferee

                                          --------------------------------------

                                          --------------------------------------




In the presence of:


--------------------------

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                                                                    Exhibit 5.1


                             NACCARATO & ASSOCIATES
                             Owen M. Naccarato, Esq.
                           19600 Fairchild, Suite 260
                                Irvine, CA 91612
                   Office: (949) 851-9261 Fax: (949) 851-9262


November 26 2002

Calypte Biomedical Corporation

Re:        Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

           I have acted as counsel for Calypte Biomedical Corporation (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 30,550,000 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements, (the "Plan").

           I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

           Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

           Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

                     Very truly yours,

                     /s/ Owen Naccarato
                     ____________________
                     Owen Naccarato, Esq.

                                                                   EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Calypte Biomedical Corporation:

We consent to the use of our report incorporated by reference herein.

Our report dated February 8, 2002 contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

San Francisco, California
November 26, 2002



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